EXHIBIT D-2

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES B CONVERTIBLE PREFERRED STOCK

of

MOQIZONE HOLDINGS CORPORATION

(formerly, Trestle Holdings, Inc.)

(Pursuant to Section 151 of the
Delaware General Corporation Law)

MOQIZONE HOLDINGS CORPORATION (formerly, Trestle Holdings, Inc.) a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), the certificate of incorporation of which was filed in the office of the Secretary of State of Delaware on ____ __, ____ and amended and restated in its entirety on ___________, 2009, hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I.  DESIGNATION AND AMOUNT

The designation of this series, which consists of up to Ten Thousand Seven Hundred and Forty Three (10,743) shares of Preferred Stock, is the Series B convertible voting Preferred Stock (the “Series B Preferred Stock”) and the stated value amount shall be One Thousand Dollars ($1,000.00) per share (the “Stated Value “).

II.  CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A.           “Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

B.           “Conversion Date” means, for any Conversion, the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m , New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation

C.            “Conversion Shares” means such number of shares of Common Stock into which any shares of Series B Preferred Stock shall be converted.

D.           “Holder” shall mean one or more holder(s) of shares of Series B Preferred Stock.

E.           “Issuance Date” means the Initial Closing Date contemplated by the Securities Purchase Agreement.

F.           “Majority Holders” means the Holders of a majority of the then outstanding shares of Series B Preferred Stock.

G.           “Original Issue Price” mean the sum of $10.00, representing the aggregate purchase price for each share of Series B Preferred Stock at the Stated Value.

H.           “Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 1, 2009, by and among the Corporation and the initial Holders of Series B Preferred Stock.

I.           “Securities Purchase Agreement”  means that certain Securities Purchase Agreement, dated as of June 1, 2009, by and among the Corporation and the other Parties thereto, including the Investors named therein.  Unless otherwise defined in this Series B Preferred Stock Certificate of Designations, all capitalized terms, when used herein shall have the same meaning as they are defined in the Securities Purchase Agreement.

J.           “Trestle Exchange Agreement”  means the share exchange agreement, dated March 15, 2009 among the holders of 100% of the share capital of MoqiZone Holdings Limited, a Cayman Islands corporation (“MoqiZone Cayman”) and the Corporation, pursuant to which the Series B Preferred Stock was issued to the shareholders of MoqiZone Cayman in exchange for 100% of the share capital of MoqiZone Cayman and its subsidiaries.

III.  CONVERSION

A.           Automatic Conversion

Automatic Conversion. Upon the date of filing the Trestle Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following consummation of the Trestle Reverse Split, all (and not less than all) of the issued and outstanding shares of Series B Preferred Stock shall automatically, and without any further action on the part of the Corporation or the Holders of Series B Preferred Stock, be converted into shares of Common Stock of the Corporation (a “Conversion”).  Each of the shares of Series B Preferred Stock shall be automatically converted into that number of Conversion Shares as shall be determined by multiplying such issued and outstanding share of Series B Preferred Stock being converted, by the $1,000 per share of Series B Preferred Stock, so that each share of Series B Preferred Stock converts into 1,000 shares of Common Stock.

Notwithstanding the foregoing, it is intended that upon the automatic conversion of all shares of Series B Preferred Stock the Holders, the issued and outstanding Conversion Shares shall represent ninety-five (95%) of the issued and outstanding shares of Common Stock of the Corporation after giving effect to such automatic conversion, but before giving effect to the issuance of any additional shares of Common Stock of the Corporation that may be issued upon the conversion of shares of Series A Preferred Stock and/or the exercise of the Warrants authorized for issuance pursuant to the Securities Purchase Agreement.

(i)           Delivery of Common Stock Upon Conversion. All shares of Series B Preferred Stock shall be held in escrow by Leser Hunter Taubman & Taubman.  Upon the date of filing the Trestle Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following consummation of the Trestle Reverse Split, the escrow agent shall deliver all of the shares of Series B Preferred Stock to the Corporation for cancellation and , the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Business Day following the Conversion Date and (b) the Business Day immediately following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article IX B) (the “Delivery Period”), issue and deliver (i e., deposit with a nationally recognized overnight courier service portage prepaid) to the Holder or its nominee all of the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock being converted , less the Performance Shares which shall remain in escrow with such escrow agent in accordance with the Trestle Share Exchange Agreement and the Securities Purchase Agreement.  Notwithstanding the foregoing, the Holder of Series B Preferred Stock shall, for all purposes, be deemed to be a record owner of shares of Common Stock on the date of filing the Trestle Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following consummation of the Trestle Reverse Split.  In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”).  If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii)           Taxes. The Corporation shall pay any and all taxes that may be imposed upon it respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series B Preferred Stock.

(iii)           No Fractional Shares.  If any conversion of Series B Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series B Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be the next lower whole number of shares.  If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

B.           Concerning the Conversion Shares.

(i)           Legend.  The Conversion Shares issuable upon conversion of the Preferred Stock may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Corporation or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (D) such shares are sold or transferred outside the United States in accordance with Regulation S under the Securities Act, or (E) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Corporation who agrees to sell or otherwise transfer the shares only in accordance with this Section.  Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the Securities Act of 1933, as amended (the “Act”) as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(ii)           Removal of Legend.  The legend set forth above shall be removed and the Corporation shall issue to the Holder a new certificate therefor free of any transfer legend only if (A) the Corporation or its transfer agent shall have received an opinion of counsel, in form, substance and scope acceptable to the Corporation, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the Act and the shares are so sold or transferred, or (B) the Conversion Shares are registered for sale by the Holder under an effective registration statement filed under the Act. Nothing in the Preferred Stock shall affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

IV.  RESERVATION OF SHARES OF COMMON STOCK

A.           Reserved Amount.   On or prior to the Issuance Date, the Corporation shall reserve not less than 10,743,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the “Reserved Amount”) shall at all times be sufficient to provide for the full conversion of all of the Series B Preferred Stock (including any Dividend payable thereon) outstanding at the current Conversion Price thereof.

B.           Increases to Reserved Amount. During the period that the Corporation remains privately held and not listed on any recognized stock exchange in the United States or abroad or the OTC Bulletin Board, the Corporation shall, twice annually, review the Reserved Amount for any stock splits, or dividends on the Series B Preferred Stock, or similar situations to determine whether the Reserved Amount needs to be increased.

V.  RANK

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation's Common Stock and any other class of securities which is specifically designated as junior to the Series B Preferred Stock (collectively, with the Common Stock, the “Junior Securities”); (ii) senior to or pari passu with any other class or series of Preferred Stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series B Preferred Stock (the “Pari Passu Securities”); and (iii) junior to the Corporation’s Series A Preferred Stock and any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI.  LIQUIDATION PREFERENCE

A.           In the event of a merger, sale (of substantially all assets or stock), any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, either (i) after any distribution or payment on Senior Securities, (ii) simultaneous with any distribution or payment on Pari Passu Securities, and (iii) before any distribution or payment shall be made to the Holders of the Common Stock or any other Junior Securities, each Holder of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount (the “Liquidation Preference”) equal to (i) aggregate number of shares of Series B Preferred Stock then outstanding multiplied by its Stated Value per share; and (ii) any accrued but unpaid Dividends.  If the assets of the Corporation are not sufficient to generate cash sufficient to pay in full the Liquidation Preference, then the Holders of Series B Preferred Stock shall share ratably (together with holders of any Pari Passu Securities) in any distribution of cash generated by such assets in accordance with the respective amounts that would have been payable in such distribution as if the amounts to which the Holders of outstanding shares of Series B Preferred Stock are entitled were paid in full.

VII.  ADJUSTMENTS

The Conversion Price and the number of Conversion Shares, as the case may be, shall be subject to adjustment from time to time as provided in this Section VII; provided, that the anti-dilution adjustments contemplated by Section E below shall expire on a date which shall be the twelve (12) month anniversary of the effective date of the Registration Statement.   In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded down to the nearest cent.

A.           Reorganization, Consolidation, Merger, etc.; Reclassification.  In case at any time or from time to time, the Corporation shall effect any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Corporation’s assets or any similar transaction or related transactions (each such transaction, a “Fundamental Change”), then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Corporation whereby the Holder of the Series B Preferred Stock, on the exercise hereof, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Conversion Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so exercised the Series B Preferred Stock, immediately prior thereto.

If the Corporation at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, the Series B Preferred Stock shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

B.           Dissolution.  In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Series B Preferred Stock after the effective date of such dissolution pursuant to this Article to a bank or trust company (a “Trustee”) as trustee for the Holder of the Series B Preferred Stock.

C.           Continuation of Terms.  Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Article, the Series B Preferred Stock shall continue in full force and effect and the terms hereof shall be applicable to any other securities and property receivable on the exercise of the Series B Preferred Stock after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such person shall have expressly assumed the terms of the Series B Preferred Stock as provided in Section 4(d). In the event the Series B Preferred Stock does not continue in full force and effect after the consummation of the transaction described in this Section, then only in such event will the Corporation’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 4(b).

D.           Extraordinary Events Regarding Common Stock.  In the event that the Corporation shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Conversion Price then in effect. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section VIID. The number of Conversion Shares that the Holder of the Series B Preferred Stock shall thereafter, on the exercise hereof as provided in this Section, be entitled to receive shall be adjusted to a number determined by multiplying the number of Conversion Shares that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such exercise.

E.           Subsequent Offerings.  If the Corporation shall issue any shares of its Common Stock, or any other note, debenture, warrant, option or other security that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock (each a “Common Stock Equivalent” and collectively, “Common Stock Equivalents”) at a price per share that shall be less than the Conversion Price in effect on such date (the “Subsequent Offering Price”), the Conversion Price shall be adjusted downward to a price determined by multiplying the Conversion Price by the following quotient (expressed in decimal form):

(a).           the sum of (i) the Conversion Price in effect before the issuance of such new securities multiplied by the number of shares of the Corporation’s Common Stock then issued and outstanding and (ii) the consideration, if any, received by or deemed to have been received by the Corporation on the issue of such new Common Stock or Common Stock Equivalent by:

(b).           the sum of (i) the number of shares of the Corporation’s Common Stock then issued and outstanding immediately prior to the issuance of such new securities and (ii) the number of additional shares of Common Stock issued or issuable in connection with the issuance of such Common Stock Equivalents.

Notwithstanding the foregoing, no adjustment in the Conversion Price shall be made for shares of Common Stock issued or Common Stock Equivalents issued, in connection with any of the following: (a) Common Stock or Common Stock Equivalents issued or issuable in connection with any securities that are outstanding as at the Issuance Date of the Series B Preferred Stock, (b) Common Stock or Common Stock Equivalents issued or issuable under the Securities Purchase Agreement (including the Series A Preferred Stock or Warrants); (c) Common Stock or Common Stock Equivalents issued or issuance as “Performance Warrants” (described in the Memorandum) and/or pursuant to an employee benefit plan, approved by the Corporation’s board of directors, for directors, officers, employees, advisors or consultants of the Corporation, (d) payment of interest on any outstanding Notes or dividends on outstanding shares of Series B Preferred Stock, (e) Common Stock or Common Stock Equivalents issued or issuable in full or partial consideration in connection with a merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, of (f) any warrants issued to the placement agent and its designees for the transactions contemplated by the Securities Purchase Agreement.

For purposes of this Section VII, the term “Conversion Price” shall mean initially $1.80, subject to adjustment in the event that any of the anti-dilution provisions of this Article VII shall have resulted in a change in such Conversion Price prior to the occurrence of any event that would represent an additional adjustment in such Conversion Price, as so adjusted.

F.           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Conversion Price, then, and in each such case, the Corporation shall give notice thereof to the Holder of the Series B Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Corporation.

G.           Minimum Adjustment of Conversion Price.  No adjustment of the Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

H.          No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the conversion of Series B Preferred Stock, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

I.            Certain Definitions.

“Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

“Market Price” means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding Series A Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

“Common Stock,” for purposes of this Section 4VII, includes the Common Stock, without par value per share, and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to the Series B Preferred Stock shall include only shares of Common Stock, $0.001 par value per share, in respect of which the Series B Preferred Stock is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Article VII.A hereof, the stock or other securities or property provided for in such Section.

 “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

VIII.  VOTING RIGHTS

A.          Holders of the Series B Preferred Stock shall vote together as a separate class on all matters which impact the rights, value, or ranking of the Series B Preferred Stock, as provided herein.

B.           Holders of the Series B Preferred Stock shall also vote, together with the Common Stock, on an “as converted” basis, together, as a single class, in connection with any proposal submitted to the stockholders of the Corporation.

C.           Except as set forth in Sections A and B of this Article VII, the Series B Preferred Stock shall have no other voting rights or other rights to consent to any matter to which stockholders of the Corporation may vote upon or consent to.

D.           The provisions of Section C of this Article VII shall not be applicable if the implementation thereof would cause the Corporation to be in violation of any rule, regulation or policy of the National Association of Securities Dealers, Inc. (“NASD”) or the United States Securities and Exchange Commission.

IX.  MISCELLANEOUS

A.           Cancellation of Series B Preferred Stock If any shares of Series B Preferred Stock are converted pursuant to this Series B Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series B Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

B.           Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Stock Certificate(s) of like tenor and date.  However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series B Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series B Preferred Stock.

C.           Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series B Preferred Stock shall be required.

D.           Information Rights So long as shares of Series B Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series B Preferred Stock (i) audited annual financial statements to the Holders of Series B Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter.  To the extent that such information is electronically available on the Corporation's website or the SEC’s website (www.sec.gov) through the Corporation’s Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Periodic Reports and Annual Reports to Shareholders, the Corporation need not separately furnish such documents to Holders of the Series B Preferred Stock.

E.           Notices. Any notices required or permitted to be given under the terms hereof shall be (i) sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party or (ii) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).   The addresses for such communications are (i) [  ]; and (ii) if to any Holder to the address set forth under such Holder's name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person

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IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this _ day of __________, 2009.

MOQIZONE HOLDINGS CORPORATION
(formerly, Trestle Holdings, Inc.)

By:
Name:
Title:

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series B Convertible Series B Preferred Stock (the “Conversion”), represented by Stock Certificate No(s). ______________ (the “Series B Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of Trestle Holdings, Inc. (the “Corporation”) according to the conditions of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock (the “Certificate of Designation”), as of the date written below.   If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any Each Series B Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof)

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series B Preferred Stock which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series B Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: _________________
Applicable Conversion Price:  $________
Number of Series B Preferred Stock to be converted: _________
Number of shares of Common Stock
to be received pursuant to conversion: _____________________

Signature:
Name:

Address: